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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                October 11, 2002

                              Diomed Holdings, Inc.
                         (formerly Natexco Corporation)


           Delaware                       000-32045              84-140636
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)


                       1 Dundee Park
                        Andover, MA                          01810
         (Address of Principal Executive Offices)          (Zip Code)


       Registrant's telephone number, including area code: (978-475-7771)

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         Item 4(b). Change in Registrant's Certifying Accountant; Engagement of
Additional Independent Accountant

         This Current Report on Form 8-K is being filed to describe the current status of the independent accountants performing audit services on behalf of Diomed Holdings, Inc. (the "Company"). The Company's independent accountant is BDO Seidman, LLP ("BDO"). Accordingly, BDO will audit the Company's annual financial statements for the period ending December 31, 2002, and will review the Company's interim quarterly financial statements. In addition, the Company has engaged Spicer, Jeffries & Co. ("Spicer") for the limited purpose of auditing the financial statements as of December 31, 2001 of Natexco Corporation ("Natexco"), to which the Company is a successor registrant. Spicer's engagement is limited to conducting an audit of Natexco's financial statements for 2001 and issuing a report thereon. BDO will continue to act as the independent accountant for the Company.

         During the fiscal years ended December 31, 2000 and 2001, and through October 4, 2002, the date when the Company engaged Spicer to audit Natexco's 2001 financial statements, the Company did not, and to the Company's knowledge the management of Natexco did not, nor did anyone on the Company's behalf or to the Company's knowledge on behalf of Natexco, consult Spicer with respect to the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on Natexco's financial statements or any other matters of reportable events as set forth in Item 304(a)(2) of Regulation S-B.

         Item 7.  Financial Statements and Exhibits.

         Exhibits.

         16. Letter from Spicer, Jeffries & Co. indicating its agreement with the statements contained in Item 4(b) hereof.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Diomed Holdings, Inc.
                                           (Registrant)

Date:    October 11, 2002                  By:    /s/  Peter Klein
                                                  ----------------
                                           Name:  Peter Klein
                                           Title: President and Chief Executive
                                                  Officer





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